EXHIBIT 21.1

                        ANIXTER INTERNATIONAL SCHEDULE 21

                              LIST OF SUBSIDIARIES

                                                                  Jurisdiction
Company Name                                                    of Incorporation

Anixter Inc.                                                      Delaware
    Anixter Cables y Manufacturas, S.A. de C.V.                   Mexico
    Anixter Canada Inc.                                           Canada
         WireXpress Ltd.                                          Canada
    Anixter Colombia S.A.                                         Colombia
    Anixter Costa Rica S.A.                                       Costa Rica
    Anixter del Peru, S.R.L.                                      Peru
    Anixter de Mexico, S.A. de C.V.                               Mexico
    Anixter Holdings, Inc.                                        Delaware
         Anixter Argentina S.A.                                   Argentina
    Anixter Korea Limited                                         Korea
    Anixter Venezuela Inc.                                        Delaware
    Anixter Financial Inc.                                        Delaware
         Anixter Chile S.A.                                       Chile
         Anixter Communications (Malaysia) Sdn Bhd                Malaysia
         Anixter Europe Holdings B.V.                             Netherlands
              Anixter Austria GmbH                                Austria
              Anixter (CIS) L.L.C. (Russia)                       Russia
              Anixter Danmark A/S                                 Denmark
              Anixter Deutschland GmbH                            Germany
              Anixter France S.A.                                 France
              Anixter Network Systems Greece, L.L.C.              Greece
              Anixter Hungary Ltd.                                Hungary
              Anixter Iletsim Sistemleri
                   Pazarlama ve Ticaret A.S.                      Turkey
              Anixter Norge A.N.S.                                Norway
              Anixter Poland Sp.z.o.o.                            Poland
              Anixter Portugal S.A.                               Portugal
              Anixter Sverige AB                                  Sweden
              Anixter Eurinvest B.V.                              Netherlands
                 Anixter Belgium B.V.B.A.                         Belgium
                 Anixter Espana S.L.                              Spain
                 Anixter International B.V.B.A                    Belgium
                 Anixter Italia S.r.1.                            Italy
                 Anixter International Ltd.                       United Kingdom
                     Anixter U.K. Ltd.                            United Kingdom
                     Anixter Power & Construction Ltd.            United Kingdom
                 Anixter Logistics, Europe B.V.B.A.               Belgium
                 Anixter Nederland B.V.                           Netherlands
                 Anixter Switzerland Sarl.                        Switzerland
              Anixter Singapore Pte Ltd.                          Singapore
              Anixter Hong Kong Limited                           Hong Kong
              Anixter Thailand Inc.                               Delaware
              Anixter Trading (Shanghai) Company Limited          China
              Anixter Philippines Inc.                            Delaware
    Anixter Australia Pty. Ltd.                                   Australia
              allNET Technologies Pty. Ltd.                       Australia
    Anixter Puerto Rico, Inc.                                     Delaware
    Anixter do Brazil Ltda.                                       Brazil
    Anixter-Real Estate Inc.                                      Illinois
    Anixter Information Systems Corporation                       Illinois
         Anixter (Barbados), Inc.                                 Barbados
    Accu-Tech Corporation                                         Georgia
          Wallace Electronics, Inc.                               Georgia
    Anixter Receivables Corporation                               Delaware
GL Holding of Delaware, Inc.                                      Delaware
    Itel Corporation                                              California
Itel Container Ventures Inc.                                      Delaware
    ICV GP Inc.                                                   Delaware
    ICV LP Inc.                                                   Delaware
Itel Rail Holdings Corporation                                    Delaware
    Fox River Valley Railroad Corporation                         Wisconsin
    Green Bay and Western Railroad Company                        Wisconsin
         Michigan & Western Railroad Company                      Michigan
    Rex Railways, Inc.                                            New Jersey
    Rex Leasing, Inc.                                             New Jersey
    Signal Capital Corporation                                    Delaware
     Richdale, Ltd.                                               Delaware
    Signal Capital Projects, Inc.                                 Delaware
         Signal Capital Norwalk, Inc.                             Delaware
Railcar Services Corporation                                      Delaware
Seacoast Capital Corp.                                            Delaware
Seacoast Capital Corp. II                                         Delaware
B.E.L. Corporation                                                Delaware